Exhibit 4.13

AMENDED AND RESTATED CERTIFICATE OF TRUST

The undersigned, the trustees of Ohio Casualty Capital Trust II, a Delaware statutory trust formed on April 30, 2003 under its current name, pursuant to the Delaware Statutory Trust Act (12 Del. C. § 3801, et seq.), desiring to amend and restate the Certificate of Trust of Ohio Casualty Capital Trust I, hereby certify as follows:

(i) The name of the statutory trust being formed hereby (the "Trust") is Ohio Casualty Capital Trust II.

(ii) The name and statutory address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows: U.S. Bank Trust National Association, 300 Delaware Avenue 9th Floor, Wilmington, Delaware 19801.

(iii) This amended and restated Certificate of Trust shall be effective as of the date of filing.

Dated: March 2, 2007

/s/ Michael A. Winner
Michael A. Winner,
as Trustee

/s/ Keith A. Cheesman
Keith A. Cheesman,
as Trustee

/s/ A. Larry Sisk
A. Larry Sisk,
as Trustee

U.S. Bank Trust National Association,
as Delaware Trustee

/s/ Sterling C. Correia
Name: Sterling C. Correia
Title: Vice President